Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and 18 U.S.C. § 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002, I, Ryan Schadel, Chief Executive Officer and Chief Financial Officer of Metavesco, Inc. (the “Company”), hereby certify, to the best of my knowledge, that:

(i)	the accompanying annual report on Form 10-K of the Company for the fiscal year ended June 30, 2023, to which this Certificate is attached (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 13, 2023	By:	/s/ Ryan Schadel
RYAN SCHADEL,
Chief Executive Officer and Chief Financial Officer
(principal executive officer and principal financial officer)

A signed original of this written statement required by Section 906 has been provided to Metavesco, Inc. and will be retained by Metavesco, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

This certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Metavesco, Inc. under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.